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                                                                     EXHIBIT 4.3


                            SUCCESS BANCSHARES, INC.

                             1999 STOCK OPTION PLAN

                               SECTION 1. PURPOSE


         The purpose of the Success Bancshares, Inc. 1999 Stock Option Plan (the "PLAN") is to enhance the long-term stockholder value of Success Bancshares, Inc., a Delaware corporation (the "COMPANY"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its wholly owned subsidiary, Success National Bank, N.A., an Illinois banking corporation ("SUBSIDIARY"), to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiary and to acquire and maintain stock ownership in the Company.

                             SECTION 2. DEFINITIONS

         For purpose of the Plan, the following terms shall be defined as set forth below:

         2.1      BOARD

         "BOARD" means the Board of Directors of the Company.

         2.2      CAUSE

         "CAUSE" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

         2.3      CODE

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.4      COMMON STOCK

         "COMMON STOCK" means the common stock, no par value, of the Company.

         2.5      CORPORATE TRANSACTION

         "CORPORATE TRANSACTION" means any of the following events:

                  (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

                  (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a



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         transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company; or

                  (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

         Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d) (1) (i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

         2.6      DISABILITY

         "DISABILITY" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.

         2.7      EXCHANGE ACT

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.8      FAIR MARKET VALUE

         The "FAIR MARKET VALUE" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

         2.9      GRANT DATE

         "GRANT DATE" means the date the Plan Administrator adopted the granting resolution. If, however, the Plan Administrator designates in a resolution a later date as the date an Option is to be granted, then such later date shall be the "Grant Date."

         2.10     INCENTIVE STOCK OPTION

         "INCENTIVE STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         2.11     NONQUALIFIED STOCK OPTION

         "NONQUALIFIED STOCK OPTION" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

         2.12     OPTION

         "OPTION" means the right to purchase Common Stock granted under Section 7.

         2.13     OPTIONEE

         "OPTIONEE" means (i) the person to whom an Option is granted; (ii) for an Optionee who has died, the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 9; or (iii) person(s) to whom an Option has been transferred in accordance with Section 9.

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         2.14     PLAN ADMINISTRATOR

         "PLAN ADMINISTRATOR" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

         2.15     SECURITIES ACT

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

                            SECTION 3. ADMINISTRATION

         3.1      PLAN ADMINISTRATOR

         The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

         3.2      ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

         Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4. STOCK SUBJECT TO THE PLAN

         4.1      AUTHORIZED NUMBER OF SHARES

         Subject to adjustment from time to time as provided in Section 10.1, a maximum of 200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

         4.2      REUSE OF SHARES

         Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.


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                             SECTION 5. ELIGIBILITY

         Options may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiary as the Plan Administrator from time to time selects. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiary.

                                SECTION 6. AWARDS

         6.1      FORM AND GRANT OF OPTIONS

         The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be made under the Plan. Such awards may consist of Incentive Stock Options and/or Nonqualified Stock Options. Options may be granted singly or in combination.

         6.2      ACQUIRED COMPANY OPTION AWARDS

         Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("ACQUIRED ENTITIES") (or the parent of an Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "ACQUISITION TRANSACTION"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.


                   SECTION 7. TERMS AND CONDITIONS OF OPTIONS

         7.1      GRANT OF OPTIONS

         The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

         7.2      OPTION EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options.

         7.3      TERM OF OPTIONS

         The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

         7.4      EXERCISE AND VESTING OF OPTIONS

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time (provided, however, that no Option may become exercisable until at least six months from the Grant Date). If not so established in the instrument evidencing the Option, the Option will become exercisable and the shares subject to the Option will vest according to the following schedule, which may be waived or modified by the Plan Administrator at any time:



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
        PERIOD OF OPTIONEE'S CONTINUOUS EMPLOYMENT
            OR SERVICE WITH THE COMPANY OR ITS
              SUBSIDIARY FROM THE GRANT DATE
                                                        PERCENT OF TOTAL OPTION THAT IS VESTED
                   After 2 years                                            25%
                   After 3 years                                            50%
                   After 4 years                                            75%
                   After 5 years                                           100%


         To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.

         7.5      PAYMENT OF EXERCISE PRICE

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or by transferring shares of Common Stock having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price to the Company's transfer agent for delivery to the Company provided that the written notice of exercise is accompanied by a written acknowledgment by the Optionee that the Optionee has instructed his broker dealer to transfer such shares and such transfer is confirmed by a letter from a broker dealer acknowledging that the Optionee has directed such broker dealer to transfer such shares; or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by such other consideration as the Plan Administrator may permit.

         7.6      POST-TERMINATION EXERCISES

         The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiary, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

         In case of termination of the Optionee's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within six months (twelve months for non-employee Directors) of such termination if the termination of the Optionee's employment or services is coincident with Disability or (b) within three months (twelve months for non-employee Directors) after the date the Optionee ceases to be an employee,



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director, officer, consultant, agent, advisor or independent contractor of the
Company or its Subsidiary, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares vested at the date of the Optionee's death, by the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 9 at any time or from time to time within six months (twelve months for non-employee Directors) after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Optionee's employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

         With respect to employees, unless the Plan Administrator at any time determines otherwise, "termination of the Optionee's employment or services" for purposes of the Plan (including without limitation this Section 7), shall mean any reduction in the Optionee's regular hours of employment to less than thirty
(30) hours per week. A transfer of employment or services between or among the Company and its Subsidiary shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

                  SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

         To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

         8.1      DOLLAR LIMITATION

         To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be subject to delayed exercisability or treated as a Nonqualified Stock Option as set forth by the Plan Administrator in the agreement(s) evidencing the Option. In the event the Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

         8.2      10% STOCKHOLDERS

         If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

         8.3      ELIGIBLE EMPLOYEES

         Individuals who are not employees of the Company or its subsidiary corporation may not be granted Incentive Stock Options. For purposes of this
Section 8.3, "subsidiary corporation" shall have the meaning attributed to that term in Section 422 of the Code.

         8.4      TERM

         The term of an Incentive Stock Option shall not exceed 10 years.

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         8.5      EXERCISABILITY

         To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Optionee's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Optionee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Optionee to be unable, in the opinion of the Company, to perform his or her duties for the Company or its Subsidiary and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company or its Subsidiary has furnished its opinion of total disability to the Plan Administrator.

         8.6      TAXATION OF INCENTIVE STOCK OPTIONS

         In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                            SECTION 9. ASSIGNABILITY

         No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

                             SECTION 10. ADJUSTMENTS

         10.1     ADJUSTMENT OF SHARES

         In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to options to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         10.2     CORPORATE TRANSACTION

         Except as otherwise provided in the instrument that evidences the Option, in the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in



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connection with the Corporate Transaction for an appropriate assumption of the
Options theretofore granted under the Plan (which assumption may be effected by means of a payment to each Optionee (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Optionee, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate exercise price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Optionees, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the exercise prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Optionees. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Optionees. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, each Option that is exercisable but not exercised and each Option that is not exercisable prior to the specified effective date for the Corporate Transaction, shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

         10.3     FURTHER ADJUSTMENT OF OPTIONS

         Subject to Section 10.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

         10.4     LIMITATIONS

         The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                             SECTION 11. WITHHOLDING

         The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or its Subsidiary.

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                  SECTION 12. AMENDMENT AND TERMINATION OF PLAN

         12.1     AMENDMENT OF PLAN

         The Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

         12.2     TERMINATION OF PLAN

         The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board and approval by the stockholders.

         12.3     CONSENT OF OPTIONEE

         The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

         Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Optionee, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                               SECTION 13. GENERAL

         13.1     OPTION AGREEMENTS

         Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

         13.2     CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN OPTIONS

         None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

         13.3     REGISTRATION

         The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

         Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received



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only for the Optionee's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws.

         13.4     NO RIGHTS AS A STOCKHOLDER

         No Option shall entitle the Optionee to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

         13.5     COMPLIANCE WITH LAWS AND REGULATIONS

         Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

         13.6     NO TRUST OR FUND

         The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

         13.7     SEVERABILITY

         If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

                           SECTION 14. EFFECTIVE DATE

         The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption. Adopted by the Board on June 24, 1998 and approved by the Company's stockholders on ________ __, 1999.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS


Date of Adoption/Amendment                                                           Date of Stockholder
         Adjustment               Section             Effect of Amendment                  Approval
--------------------------        -------             -------------------            -------------------
